Exhibit (a)(6)

MERIDIAN FUND, INC.

FORM OF ARTICLES SUPPLEMENTARY

Meridian Fund, Inc., a Maryland corporation having its principal office in Maryland at c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

SECOND: Pursuant to authority expressly vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, as amended (the “Charter”), and in accordance with Sections 2-105(a), 2-105(c), and Section 2-208.1 of the Maryland General Corporation Law, and pursuant to resolutions duly adopted at a meeting duly called and held, the Board of Directors of the Corporation:

(a)	increased the aggregate number of shares of common stock of the Corporation, $0.01 par value per share (“Common Stock”), that the Corporation has the authority to issue from one billion five hundred million (1,500,000,000) shares of Common Stock, having an aggregate par value of fifteen million dollars ($15,000,000), to eight billion (8,000,000,000) shares of Common Stock, having an aggregate par value of eighty million dollars ($80,000,000);

(b)	created and established a new series of the Corporation to be known as “Meridian Small Cap Growth Fund” and classified two billion (2,000,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Meridian Small Cap Growth Fund	500,000,000 Legacy Class 500,000,000 Institutional Class 500,000,000 Advisor Class 500,000,000 Retirement Class

(c)	created and established three new share classes of the Meridian Contrarian Fund series of the Corporation to be known as “Institutional Class”, “Advisor Class” and “Retirement Class” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Meridian Contrarian Fund	500,000,000 Institutional Class 500,000,000 Advisor Class 500,000,000 Retirement Class

(d)	created and established three new share classes of the Meridian Equity Income Fund series of the Corporation to be known as “Institutional Class”, “Advisor Class” and “Retirement Class” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Meridian Equity Income Fund	500,000,000 Institutional Class 500,000,000 Advisor Class 500,000,000 Retirement Class

(e)	created and established three new share classes of the Meridian Growth Fund series of the Corporation to be known as “Institutional Class”, “Advisor Class” and “Retirement Class” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Meridian Growth Fund	500,000,000 Institutional Class 500,000,000 Advisor Class 500,000,000 Retirement Class

THIRD: The shares authorized and classified in Article SECOND hereto shall have identical voting, dividend, liquidation, and other rights with each previously authorized and classified series of the Corporation as set forth in Article V of the Charter and shall be subject to all other provisions of the Charter relating to stock of the Corporation generally.

FOURTH: After the reclassification and designation of the shares of Common Stock pursuant to these Articles Supplementary, the eight billion (8,000,000,000) shares of Common Stock that the Corporation has authority to issue are classified and designated as follows:

Designation	Number of Shares
Meridian Contrarian Fund	500,000,000 Legacy Class 500,000,000 Institutional Class 500,000,000 Advisor Class 500,000,000 Retirement Class
Meridian Equity Income Fund	500,000,000 Legacy Class 500,000,000 Institutional Class 500,000,000 Advisor Class 500,000,000 Retirement Class
Meridian Growth Fund	500,000,000 Legacy Class 500,000,000 Institutional Class 500,000,000 Advisor Class 500,000,000 Retirement Class
Meridian Small Cap Growth Fund	500,000,000 Legacy Class 500,000,000 Institutional Class 500,000,000 Advisor Class 500,000,000 Retirement Class

FIFTH: The Board of Directors has duly authorized the filing of these Articles Supplementary.

SIXTH: Pursuant to Section 2-208.1(d)(2) of the Maryland General Corporation Law, these Articles Supplementary to the Charter set forth herein shall become effective on November 1, 2013.

IN WITNESS WHEREOF, MERIDIAN FUND, INC. has caused these Articles Supplementary to be executed by its President and attested by its Secretary on this 28th day of October, 2013. The President of the Corporation who signed these Articles Supplementary hereby acknowledges in the name and on behalf of said corporation to be the corporate act of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts relating to approval hereof are true in all material respects.

MERIDIAN FUND, INC.

By:
David Corkins President

ATTEST:

By:
Rick Grove Secretary

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